[First Republic Bank letterhead]

                                                   NEWS RELEASE
                                                   FOR RELEASE:
                                                   IMMEDIATELY
                                                   Contact: George S. Rapp
                                                   215-735-4422

                   FIRST REPUBLIC BANCORP PUTS REPUBLIC FIRST

Philadelphia, PA, July 15, 1997 -- First Republic Bancorp, Inc. (NASDAQ;FRBK), parent company of First Republic Bank, today reported that it has changed its name to Republic First Bancorp, Inc. This change was made in response to concerns related to possible public confusion with First Republic Bancorp of California which is not in any way affiliated with the Philadelphia based company. The ticker symbol for the Nasdaq National Market System (FRBK) will remain the same and the subsidiary bank will continue to use the name First Republic Bank.

First Republic Bank is a full-service, state-chartered commercial bank, a member of the Federal Reserve System and its deposits are insured by the Bank Insurance Fund, administered by the Federal Deposit Insurance Corporation (FDIC).



                                      ###